                                                                    EXHIBIT 99.2


                            PARTICIPANT'S DIRECTION


DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY EMPLOYEE STOCK OWNERSHIP PLAN



THIS DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



To: Bank of Lancaster County, Wealth Management Group, as Trustee of the Employee Stock Ownership Plan.


Pursuant to your notice accompanied by the proxy material in connection with the 2002 Annual Meeting of Shareholders of D&E Communications, Inc. to be held on
    , 2002, at     a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D&E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the Denver and Ephrata Telephone and Telegraph Company Employee Stock Ownership Plan as follows:



        (IMPORTANT TO BE SIGNED AND DATED BELOW. THANK YOU FOR VOTING.)



1. APPROVAL OF THE ISSUANCE OF SHARES OF D&E COMMUNICATIONS, INC. COMMON STOCK IN CONNECTION WITH D&E COMMUNICATION, INC.'S ACQUISITION OF CONESTOGA ENTERPRISES, INC.



  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN



2. ELECTION OF THREE (3) DIRECTORS



   NOMINEES: FOR THE CLASS A DIRECTORS WHOSE TERM EXPIRE IN 2005: John Amos, G. William Ruhl and W. Garth Sprecher



   [ ] FOR nominees listed (except as marked to the contrary below)    [
   ] AGAINST all nominees listed



(INSTRUCTION: To withhold authority to vote for any individual nominee, write nominee's name on the line below)


                                ------------------------------------------------


3. RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS



  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF D&E COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF CONESTOGA ENTERPRISES, INC., FOR THE LISTED NOMINEES IN THE ELECTION OF THE THREE (3) DIRECTORS AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS. IN THEIR DISCRETION, THE PROXIES LISTED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.



DATE       , 2002


---------------------------------------------------------


Participant signs above exactly as name is printed on label.